Exhibit 99.1

Toast Announces Fourth Quarter and Full Year 2025 Financial Results

Added a record 30,000 net locations in 2025, including approximately 8,000 in the fourth quarter
Annualized recurring run-rate (ARR) increased 26% to over $2.0 billion as of December 31, 2025
Fourth quarter net income was $101 million and Adjusted EBITDA was $163 million
Toast’s Board of Directors authorized a $500 million increase to share repurchase program

BOSTON, MA – February 12, 2026 – Toast (NYSE: TOST), the all-in-one digital technology platform built for hospitality, today reported financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was a strong year for Toast, adding a record 30,000 net locations, growing recurring gross profit1 33%, and delivering Adjusted EBITDA margins of 34%,” said Toast CEO Aman Narang. “Our results demonstrate the power of our focused strategy and consistent execution. We have momentum across the business — we’re scaling our core restaurant business, accelerating growth in new markets, increasing platform adoption, and investing with focus. We’re confident we’re building a platform that can serve many multiples of our current locations and scale to $5 billion and $10 billion in ARR over the next decade.”

Financial Highlights for the Fourth Quarter of 2025

•ARR as of December 31, 2025 was over $2.0 billion, up 26% year over year.
•Total Locations increased 22% year over year to approximately 164,000.
•Gross Payment Volume (GPV) increased 22% year over year to $51.4 billion.
•GAAP subscription services and financial technology solutions gross profit was up 29% year over year to $487 million. Non-GAAP subscription services and financial technology solutions gross profit grew 28% year over year to $502 million.
•GAAP income from operations was $85 million in Q4 2025 compared to $32 million in Q4 2024.
•GAAP net income was $101 million in Q4 2025 compared to $33 million in Q4 2024. Adjusted EBITDA was $163 million in Q4 2025 compared to Adjusted EBITDA of $111 million in Q4 2024.
•Net cash provided by operating activities of $194 million and Free Cash Flow of $178 million in Q4 2025, compared to net cash provided by operating activities of $147 million and Free Cash Flow of $134 million in Q4 2024.

Financial Highlights for the Full Year 2025

•GPV for the full year 2025 increased 23% year over year to $195.1 billion.
•GAAP subscription services and financial technology solutions gross profit was up 33% year over year to $1.8 billion. Non-GAAP subscription services and financial technology solutions gross profit grew 33% year over year to $1.9 billion.
•GAAP income from operations was $292 million in full year 2025 compared to $16 million in full year 2024.
•GAAP net income was $342 million in full year 2025 compared to $19 million in full year 2024. Adjusted EBITDA was $633 million in full year 2025 compared to Adjusted EBITDA of $373 million in full year 2024.
•Net cash provided by operating activities of $661 million and Free Cash Flow of $608 million in full year 2025, compared to net cash provided by operating activities of $360 million and Free Cash Flow of $306 million in full year 2024.

Percentages may not tie due to rounding. For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Non-GAAP Financial Measures” and “Key Business Metrics,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.
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1 Toast considers Non-GAAP subscription services and financial technology solutions gross profit to be its recurring gross profit streams.

Outlook2

For the first quarter ending March 31, 2026, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $505 million to $515 million (22-24% growth compared to Q1 2025)
•Adjusted EBITDA in the range of $160 million to $170 million

For the full year ending December 31, 2026, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $2,270 million to $2,300 million (20-22% growth compared to 2025)
•Adjusted EBITDA in the range of $775 million to $795 million

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.

Share Repurchase Program

On February 10, 2026, Toast’s Board of Directors authorized an increase of $500 million to Toast’s previously authorized share repurchase program for the repurchase of shares of the Company’s Class A common stock. The Company intends to opportunistically repurchase shares based on market conditions.

Recent Business Highlights

•Toast signed an agreement with MTY Food Group to roll out Toast across more than 1,000 Papa Murphy’s US locations. MTY selected Toast for its modern, flexible platform that can support multiple operating models on one system, along with the flexible product features needed for a growing pizza chain. This expands Toast’s existing relationship with MTY. Toast currently serves their Wetzel’s Pretzels and BBQ Holdings locations.
•Toast announced its latest platform updates for retailers, introducing retail-specific capabilities to its Toast IQ AI assistant to deliver precision insights, action, and efficiency. The updates include new AI-powered features for real-time inventory and margin management, as well as core platform enhancements like AI invoice scanning*, integrations for cloud-enabled scales and labeling*, and the Toast Go® 3 handheld with barcode scanning*.
•Toast announced a strategic partnership with Instacart to streamline operations for restaurants and retailers, including a new integration that will create a "unified local shelf" for businesses to sync their brick-and-mortar inventory with Instacart’s marketplace. Through the partnership, businesses will be able to leverage SKU data from Toast’s sophisticated retail platform, providing catalog and inventory alignment to help merchants keep online item availability closely aligned with in-store stock.
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2 A reconciliation of these forward looking Non-GAAP measures to the corresponding GAAP measure is not available without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to the change in fair value of our warrant liability and stock-based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.
*Indicates early development and early release features.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Thursday, February 12, 2026. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a comprehensive platform of software as a service (SaaS) products and financial technology solutions that give restaurants everything they need to run their business across point of sale, payments, operations, digital ordering and delivery, marketing and loyalty, and team management. We serve as the restaurant operating system, connecting front of house and back of house operations across service models including dine-in, takeout, delivery, catering, and retail. Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.
Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations and future operating results; cash flows; guidance on financial results for the first fiscal quarter and full year of 2026; the expectations of demand for Toast’s products and growth of its business; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; arrangements between Toast and its customers, including the planned and future implementation of the Toast platform at such customers’ locations; Toast’s business relationship with its partners; Toast’s ability to deliver innovative solutions; the intended benefits of Toast’s products and features; Toast’s ability to attract and retain customers; statements regarding Toast’s share repurchase program; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products and new markets.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ in Toast’s Annual Report on Form 10-K for the year ended December 31, 2024, Toast’s Annual Report on Form 10-K for the year ended December 31, 2025 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Subscription services	$256	$200	$936	$706
Financial technology solutions	1,334	1,090	5,037	4,053
Hardware and professional services	43	48	180	201
Total revenue	1,633	1,338	6,153	4,960
Costs of revenue:
Subscription services	67	60	264	219
Financial technology solutions	1,036	852	3,891	3,175
Hardware and professional services	105	92	400	371
Amortization of acquired intangible assets	2	1	5	5
Total costs of revenue	1,210	1,005	4,560	3,770
Gross profit	423	333	1,593	1,190
Operating expenses:
Sales and marketing	153	130	571	470
Research and development	97	93	374	351
General and administrative	84	78	344	307
Restructuring expenses	4	—	12	46
Total operating expenses	338	301	1,301	1,174
Income from operations	85	32	292	16
Other income (expenses):
Interest income, net	15	13	51	42
Change in fair value of warrant liability	1	(11)	3	(49)
Other (expense) income, net	—	(1)	—	13
Income before income taxes	101	33	346	22
Income tax expense	—	—	(4)	(3)
Net income	$101	$33	$342	$19
Net income per share attributable to common stockholders:
Basic	$0.17	$0.06	$0.59	$0.03
Diluted	$0.16	$0.05	$0.56	$0.03
Weighted-average shares used in computing net income per share:
Basic	588	569	582	559
Diluted	607	600	607	591

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except for number of shares and par value)

	December 31,
	2025	2024
Assets:
Current Assets:
Cash and cash equivalents	$1,353	$903
Marketable securities	638	514
Accounts receivable, net	127	115
Inventories, net	114	118
Other current assets	437	325
Total current assets	2,669	1,975
Property and equipment, net	105	98
Operating lease right-of-use assets	27	25
Intangible assets, net	14	20
Goodwill	113	113
Restricted cash	71	59
Other non-current assets	146	118
Total non-current assets	476	433
Total assets	$3,145	$2,408
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$47	$37
Deferred revenue	68	59
Accrued expenses and other current liabilities	854	715
Total current liabilities	969	811
Warrants to purchase common stock	19	22
Operating lease liabilities, non-current	20	24
Other long-term liabilities	13	6
Total liabilities	1,021	863
Stockholders’ Equity:
Preferred Stock - par value $0.000001; 100 million shares authorized, no shares issued or outstanding	—	—
Common stock, $0.000001 par value: Class A - 7,000 million shares authorized; 523 million and 491 million issued and outstanding as of December 31, 2025 and 2024, respectively; Class B - 700 million shares authorized; 66 million and 81 million issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Accumulated other comprehensive income (loss)	2	(1)
Additional paid-in capital	3,384	3,150
Accumulated deficit	(1,262)	(1,604)
Total stockholders’ equity	2,124	1,545
Total liabilities and stockholders’ equity	$3,145	$2,408

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$101	$33	$342	$19
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16	11	64	46
Stock-based compensation expense	56	60	242	253
Amortization of deferred contract acquisition costs	26	23	99	82
Change in fair value of warrant liability	(1)	11	(3)	49
Credit loss expense	25	20	91	70
Stock-based charitable contribution expense	—	—	6	5
Gain on warrant extinguishment	—	—	—	(14)
Other non-cash items	4	1	11	(2)
Changes in operating assets and liabilities:
Accounts receivable, net	(13)	(18)	(33)	(72)
Other current assets	(30)	(4)	(52)	(15)
Deferred contract acquisition costs	(38)	(35)	(147)	(130)
Inventories, net	(10)	(12)	4	—
Accounts payable	—	6	11	5
Accrued expenses and other current liabilities	44	55	21	48
Deferred revenue	—	—	6	23
Operating lease right-of-use assets and operating lease liabilities, net	—	(3)	(6)	(4)
Other assets and liabilities	14	(1)	5	(3)
Net cash provided by operating activities	194	147	661	360
Cash flows from investing activities:
Capital expenditures	(16)	(13)	(53)	(54)
Purchases of marketable securities	(262)	(120)	(633)	(473)
Proceeds from the sale of marketable securities	43	46	178	126
Maturities of marketable securities	83	72	336	362
Net cash (used in) investing activities	(152)	(15)	(172)	(39)
Cash flows from financing activities:
Payments of issuance costs of the revolving credit facility	—	—	(3)	—
Proceeds from issuance of common stock	3	15	81	99
Change in customer funds obligations, net	(13)	(4)	36	36
Warrant repurchase	—	—	—	(61)
Repurchases of Class A common stock	(53)	—	(107)	(56)
Net cash provided by (used in) financing activities	(63)	11	7	18
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1)	(2)	2	(1)
Net increase (decrease) in cash, cash equivalents, cash held on behalf of customers and restricted cash	(22)	141	498	338
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	1,605	944	1,085	747
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$1,583	$1,085	$1,583	$1,085
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$1,353	$903	$1,353	$903
Cash held on behalf of customers	159	123	159	123
Restricted cash	71	59	71	59
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$1,583	$1,085	$1,583	$1,085

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income, net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring and restructuring-related expenses, acquisition expenses, fair value adjustments on warrant liabilities, gain on warrant extinguishment, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Subscription Services Gross Profit is defined as subscription services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Hardware and Professional Services Gross Profit is defined as hardware and professional services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Non-Payments Financial Technology Solutions Gross Profit is defined as financial technology gross profit excluding payments financial technology gross profit.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses associated with early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs (referred to as capital expenditures).

Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast’s financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives our financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate (“MRR”), is measured on the final day of each month as the sum of (i) Toast’s monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in Toast’s customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(dollars in billions)	2025	2024	% Growth	2025	2024	% Growth
Gross Payment Volume (GPV)	$51.4	$42.2	22%	$195.1	$159.1	23%

	As of December 31,
(dollars in millions)	2025	2024	% Growth
Payments Annualized Recurring Run-Rate	$986	$794	24%
Subscription Annualized Recurring Run-Rate	1,061	832	28%
Total Annualized Recurring Run-Rate (ARR)	$2,047	$1,626	26%

Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Net income	$101	$33	$342	$19
Stock-based compensation expense and related payroll tax	57	64	255	256
Depreciation and amortization	17	13	67	46
Interest income, net	(15)	(13)	(51)	(42)
Gain on warrant extinguishment	—	—	—	(14)
Change in fair value of warrant liability	(1)	11	(3)	49
Termination of leases	—	3	1	5
Stock-based charitable contribution expense	—	—	6	5
Restructuring and restructuring-related expenses(1)	4	—	12	46
Income tax expense	—	—	4	3
Adjusted EBITDA	$163	$111	$633	$373
(1) Restructuring and restructuring-related expenses for the fiscal year ended December 31, 2025 and 2024 include $9 million and $32 million of severance benefits, $3 million and $12 million of stock-based compensation expense, and $— million and $2 million of accelerated amortization related to facilities.

Non-GAAP Subscription Services and Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Gross profit (GAAP):
Subscription services	$189	$140	$672	$487
Financial technology solutions	298	238	1,146	878
Adjustments:
Stock-based compensation expense and related payroll tax	3	5	16	20
Depreciation and amortization	12	9	53	32
Non-GAAP subscription services and Non-GAAP financial technology solutions gross profit	$502	$392	$1,887	$1,417

Non-GAAP Costs of Revenue	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Costs of revenue	$1,210	$1,005	$4,560	$3,770
Stock-based compensation expense and related payroll tax	(8)	(11)	(38)	(44)
Depreciation and amortization	(14)	(10)	(59)	(37)
Non-GAAP costs of revenue	$1,188	$984	$4,463	$3,689

Non-GAAP Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Gross profit	$423	$333	$1,593	$1,190
Stock-based compensation expense and related payroll tax	8	11	38	44
Depreciation and amortization	14	10	59	37
Non-GAAP gross profit	$445	$354	$1,690	$1,271

Non-GAAP Subscription Services Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Subscription services gross profit	$189	$140	$672	$487
Stock-based compensation expense and related payroll tax	3	5	16	20
Depreciation and amortization	13	9	53	32
Non-GAAP subscription services gross profit	$205	$154	$741	$539

Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Financial technology solutions gross profit	$298	$238	$1,146	$878
Stock-based compensation expense and related payroll tax	—	—	—	—
Depreciation and amortization	—	—	—	—
Non-GAAP financial technology solutions gross profit	$298	$238	$1,146	$878

Non-GAAP Hardware and Professional Services Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Hardware and professional services gross profit	$(62)	$(44)	$(220)	$(170)
Stock-based compensation expense and related payroll tax	5	6	22	23
Depreciation and amortization	—	—	1	2
Non-GAAP hardware and professional services gross profit	$(57)	$(38)	$(197)	$(145)

Non-GAAP Non-Payments Financial Technology Solutions Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Financial technology solutions gross profit	$298	$238	$1,146	$878
Payments financial technology solutions gross profit	(247)	(195)	(950)	(726)
Non-GAAP non-payments financial technology solutions gross profit	$51	$43	$196	$152

Non-GAAP Sales and Marketing Expenses	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Sales and marketing expenses	$153	$130	$571	$470
Stock-based compensation expense and related payroll tax	(14)	(15)	(60)	(58)
Depreciation and amortization	—	(1)	(3)	(3)
Non-GAAP sales and marketing expenses	$139	$114	$508	$409

Non-GAAP Research and Development Expenses	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Research and development expenses	$97	$93	$374	$351
Stock-based compensation expense and related payroll tax	(21)	(23)	(94)	(88)
Depreciation and amortization	(2)	(1)	(3)	(4)
Non-GAAP research and development expenses	$74	$69	$277	$259

Non-GAAP General and Administrative Expenses	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
General and administrative expenses	$84	$78	$344	$307
Stock-based compensation expense and related payroll tax	(14)	(15)	(63)	(66)
Depreciation and amortization	(1)	(1)	(2)	(2)
Termination of leases	—	(3)	(1)	(5)
Stock-based charitable contribution expense	—	—	(6)	(5)
Non-GAAP general and administrative expenses	$69	$59	$272	$229

Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$194	$147	$661	$360
Capital expenditures	(16)	(13)	(53)	(54)
Free cash flow	$178	$134	$608	$306

Sums may not equal totals due to rounding.
TOST-FIN

Source: Toast